October 25, 2006





Board of Directors
Vital Products, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the audit report of Vital Products, Inc. as of July 31, 2005 in the Registration Statement filed on amended Form SB-2/A contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,


/s/ Danziger & Hochman


Danziger & Hochman
Chartered Accountants

October 25, 2006





Board of Directors
Vital Products, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the audit report of The Childcare Division (a division of On The Go Healthcare, Inc.) as of
July 31, 2004 in the Registration Statement filed on amended Form SB-2/A contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,


/s/ Danziger & Hochman


Danziger & Hochman
Chartered Accountants